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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
RLI Corp.:

We consent to the use of our reports dated January 22, 2002, except for notes 9 and 14, as to which the date is November 4, 2002, with respect to the consolidated balance sheets of RLI Corp. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings and comprehensive earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.

As discussed in note 1 to the consolidated financial statements, in 2001 the Company adopted the provisions of Statement of Financial Accounting Standards 133, "Accounting for Derivative Instruments and Hedging Activities."

KPMG LLP
Chicago, Illinois
November 29, 2002

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Independent Auditors' Consent